Exhibit 4.9


               AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment Agreement"), dated as of October 5, 2000, is made among DELUXE CORPORATION, a Minnesota corporation (the "Company"), the financial institutions listed on the signature pages hereof under the heading "THE BANKS" (each a "Bank" and, collectively, the "Banks"), and BANK OF AMERICA, N.A., as administrative agent for itself and the Banks (in such capacity, the "Agent").

         The Company, the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of August 14, 2000 (as in effect as of the date of this Amendment Agreement, the "Credit Agreement"). The Company has requested that the Banks agree to certain amendments of the Credit Agreement, and the Banks are willing to agree to such request, subject to the terms and conditions of this Amendment Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION I Definitions: Interpretation.

         (a) Terms Defined in Credit Agreement. All capitalized terms used in this Amendment Agreement (including in the Recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         (b) Interpretation. The rules of interpretation set forth in Section
1.02 of the Credit Agreement shall be applicable to this Amendment Agreement and are incorporated herein by this reference.

         SECTION 2 Amendments to the Credit Agreement. The Credit Agreement shall be amended as set forth in this Section 2, effective as of the date shown first above (the "Effective Date"), subject to the satisfaction of the conditions set forth in Section 3 hereof.

         (a)      Amendments. The Credit Agreement shall be amended as follows:

                  (i)      Section 7.02(d) is amended to read as follows:

                           "(d) dispositions permitted under Section 7.06(c);
                           and"

                  (ii)     Section 7.06(c) is amended to read as follows:

                           "(c) as to the Company, declare and make dividend payments and other distributions to shareholders of the Company of common Stock of eFunds Corporation and of cash to the extent in lieu of fractional shares thereof, pursuant to a tax-free distribution; and"

         (b) References Within Credit Agreement. Each reference in the Credit Agreement to "this Agreement" and the words "hereof," "herein, hereunder," or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment Agreement.

         SECTION 3 Conditions of Effectiveness. The effectiveness of this Amendment Agreement shall be subject to the satisfaction of each of the following conditions precedent:

         (a) Executed Amendment Agreement. The Agent shall have received an executed counterpart of this Amendment Agreement from each of the Company and the Majority Banks.

         (b) Additional Closing Documents and Actions. The Agent shall have received, in form and substance satisfactory to it, a certificate of a Responsible Officer of the Company dated the Effective Date, stating that (A) the representations and warranties contained in Section 4 hereof are true and correct on and as of the Effective Date, and (B) on and as of the Effective Date, after giving effect to the amendments of the Credit Agreement contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

         (c) Corporate Authority. The Agent shall have received, in form and substance satisfactory to it, evidence of the authority of each officer of the Company executing and delivering this Amendment Agreement.

         (d) Additional Documents. The Agent shall have received, in form and substance satisfactory to it, such additional approvals, documents and other information as the Agent or any Bank (through the Agent) may reasonably request.

For purposes of determining compliance with the foregoing conditions specified in this Section 3, each of the Banks that has executed this Amendment Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to, such Bank.

         SECTION 4 Representations and Warranties of the Company. To induce the Agent and the Banks to enter into this Amendment Agreement, the Company hereby confirms and restates, as of the Effective Date, the representations and warranties made by it in Article V of the Credit Agreement. For the purposes of this Section 4, (i) each reference in Article V of the Credit Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Credit Agreement as amended by this Amendment Agreement, and each reference in such Section to "the Loan Documents" shall mean and be a reference to the Loan Documents as amended hereby, (ii) the representation and warranty set forth in section 5.11 of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered, and (iii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).


                                       2.

         SECTION 5 Miscellaneous.

         (a) Notice. The Agent shall notify the Company and the Banks of the occurrence of the Effective Date, and thereafter distribute to the Company and Banks copies of all documents delivered under Section 3.

         (b) Credit Agreement Otherwise Not Affected. Except as expressly amended and restated pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Banks' and the Agent's execution and delivery of, or acceptance of, this Amendment Agreement and any other documents and instruments in connection herewith shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

         (c) No Reliance By Company. The Company hereby acknowledges and confirms to the Agent and the Banks that the Company is executing this Amendment Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

         (d) Costs and Expenses. The Company agrees to pay to the Agent on demand the reasonable out-of-pocket costs and expenses of the Agent, and the reasonable fees and disbursements of counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment Agreement and any other documents to be delivered in connection herewith.

         (e) Binding Effect. This Amendment Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company, the Agent and each Bank and their respective successors and assigns.

         (f) Governing Law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         (g) Complete Agreement: Amendments. This Amendment Agreement, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment Agreement supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Amendment Agreement may not be modified, amended or otherwise altered except in accordance with the terms of Section 10.01 of the Credit Agreement.

         (h) Severability. Whenever possible, each provision of this Amendment Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of


                                       3.

this Amendment Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

         (i) Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         (j) Interpretation. This Amendment Agreement is the result of negotiations among, and has been reviewed by, counsel to the Agent, the Company and the other parties hereto and are the product of all parties hereto. Accordingly, this Amendment Agreement shall not be construed against any of the Banks or the Agent merely because of the Agent's or any Bank's involvement in the preparation thereof.

         (k) Loan Document. This Amendment Agreement shall constitute a Loan Document.



                           [SIGNATURE PAGES FOLLOW.]


                                       4.

                IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement, as of the date first above written.

                                THE COMPANY

                                DELUXE CORPORATION

                                By: /s/ Karen S. Wiegert
                                Name: Karen S. Wiegert
                                Title: Treasurer



                                THE AGENT

                                BANK OF AMERICA, N.A., as Agent

                                By: /s/ Kenneth J. Beck
                                Name: Kenneth J. Beck
                                Title: Principal



                                THE BANKS

                                BANK OF AMERICA, N.A., as a Bank

                                By: /s/ Kenneth J. Beck
                                Name: Kenneth J. Beck
                                Title: Principal



                                THE BANKS

                                BANK OF AMERICA, N.A., as a Bank

                                By: /s/ Kenneth J. Beck
                                Name: Kenneth J. Beck
                                Title: Principal



                                ABN AMRO BANK N.V.

                                By: /s/ Peter L. Eaton
                                Name: Peter L. Eaton
                                Title: Group Vice President

                                By: /s/ John P. Richardson
                                Name: John P. Richardson
                                Title: Vice President


                                       5.

                                BANCA DI ROMA - CHICAGO
                                BRANCH

                                By: /s/ Joyce Montgomery
                                Name: Joyce Montgomery
                                Title: Vice President

                                By: Enrico Verdoscia
                                Name: Enrico Verdoscia
                                Title: Sr. Vice Pres. & Branch Mgr.



                                THE BANK OF NEW YORK

                                By: /s/ John-Paul Marotta
                                Name: John-Paul Marotta
                                Title: Vice President



                                BANK ONE, N.A.
                                (Main Office Chicago)

                                By: /s/ J. Garland Smith
                                Name: J. Garland Smith
                                Title: Managing Director



                                FIRSTAR BANK, NATIONAL
                                ASSOCIATION

                                By: /s/ Derek S. Roudebush
                                Name: Derek S. Roudebush
                                Title: Vice President


                                       6.

                                LLOYDS TSB BANK plc

                                By: /s/ David Rodway
                                Name: David Rodway
                                Title: Assistant Director
                                            R156

                                By: /s/ Michael J. Gilligan
                                Name: Michael J. Gilligan
                                Title: Director, Financial Institutions, USA
                                             G311



                                THE NORTHERN TRUST COMPANY

                                By: /s/ Ashish S. Bhagwat
                                Name: Ashish S. Bhagwat
                                Title: Second Vice President



                                SUNTRUST BANK

                                By: /s/ Molly J. Drennan
                                Name: Molly J. Drennan
                                Title: Director



                                UMB BANK, N.A.

                                By: /s/ Robert P. Elbert
                                Name: Robert P. Elbert
                                Title: Vice President


                                       7.

WACHOVIA BANK, N.A.



By: /s/ Shawn Janko
Name: Shawn Janko
Title: Assistant Vice President



WELLS FARGO BANK, N.A.

By: /s/ Christopher A. Cudak
Name: Christopher A. Cudak
Title: Vice President, Wells Fargo Bank, National Association


By: /s/ Allan S. Gelfman
Name: Allan S. Gelfman
Title: Vice President


                                       8.

                             OFFICER'S CERTIFICATE

The undersigned, being the Treasurer of Deluxe Corporation, a Minnesota corporation (the "Corporation"), pursuant to Section 3(b) of the Amendment to Amended and Restated Credit Agreement dated as of October 5, 2000 among Bank of America, N.A., as Agent, the Corporation, and the other financial institutions named therein (the "Amendment") which amends the Amended and Restated Credit Agreement, dated as of August 14, 2000, by and among the parties hereto (the "Credit Agreement"), does hereby certify in the name and on behalf of the Corporation that:

         (i) the representations and warranties contained in Section 4 of the Amendment are true and correct on and as of the Effective Date; and

         (ii) on and as of the Effective Date, after giving effect to the amendment to the Credit Agreement contemplated by the Amendment, no Default or Event of Default exists.

The capitalized terms used in this Certificate unless otherwise defined herein shall have the meanings attributable to them in the Amendment.

         IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Corporation (and not personally) this 18th day of December, 2000.



                                  DELUXE CORPORATION


                                  /s/ Karen S. Wiegert
                                  Karen S. Wiegert
                                  Treasurer

                               DELUXE CORPORATION

                            CERTIFICATE OF SECRETARY

         I, Anthony C. Scarfone, Secretary of Deluxe Corporation, a Minnesota corporation (the "Company"), pursuant to Section 3(c) of that Amendment to Amended and Restated Credit Agreement dated as of October 5, 2000 (the "Agreement") entered into by and among the Company, Bank of America, N.A., as administrative agent for itself and the Lenders (the "Administrative Agent"), and the several financial institutions from time to time party thereto (collectively, the "Lenders"), do hereby certify on behalf of the Company as follows, as of the date hereof (terms used herein and not otherwise defined herein are used as defined in the Agreement):

         1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company (a) at a meeting of the Board of Directors duly called and held on August 3-4, 2000, at which meeting a quorum was present and acting throughout and the requisite number of such directors voted in favor of said resolutions, or, (b) by unanimous written consent of all members of the Board of Directors of the Company. Such resolutions have not in any way been rescinded, amended, modified or revoked and are now in full force and effect on the date hereof;

         2. No resolution of dissolution has been approved or adopted by the shareholders or directors of the Company, nor has any meeting been called for such purpose, nor has any court or other Governmental Authority entered an order of dissolution, nor, to the best of our knowledge, has any certificate of dissolution been entered or proceeding commenced for such purpose; and

         3. The following persons have been since October 5, 2000 (except as otherwise noted) and are now duly elected and qualified officers of the Company, and on the date hereof do hold the office as set forth opposite his/her name below; the signatures appearing opposite their respective names are the true and authentic signatures of such officers, and each of such officers is duly authorized to execute and deliver to the Administrative Agent and the Lenders the Agreement and other such documents as may be required on behalf of the
Company:

             Name                      Office                  Signature

         Lois M. Martin        Senior Vice President &   /s/ Lois M. Martin
                              Chief Financial Officer

        Karen S. Wiegert              Treasurer          /s/ Karen S. Wiegert

      Anthony C. Scarfone*     Senior Vice President,    /s/ Anthony C. Scarfone
                            General Counsel & Secretary

*Appointed to office on 12/1/00.

IN WITNESS WHEREOF, I have signed this Certificate as of the l8th day of December, 2000.


                                        /s/ Anthony C. Scarfone
                                        Name: Anthony C. Scarfone
                                        Title: Secretary

         I, Lois M. Martin, Senior Vice President of Deluxe Corporation, do hereby certify on behalf of the Company that Anthony C. Scarfone is on the date hereof and has been at all times since December 1, 2000, the duly elected or appointed, qualified and acting Secretary of the Company, and the signature set forth above is the genuine signature of said officer.

         IN WITNESS WHEREOF, I have executed this Certificate as of the 18th day of December, 2000.

                                        By: /s/Lois M. Martin
                                        Name: Lois M. Martin
                                        Title: Senior Vice President

                                                                       Exhibit A

                      Credit Facility with Bank of America

         WHEREAS, the Corporation entered a Credit Agreement, dated as of August 30, 1999 (together with all related schedules, exhibits and other documents referenced therein, the "Credit Agreement") with Bank of America, N.A. (including any predecessors and successors, "Bank of America") acting as administrative agent, and the financial institutions named therein (the "Financial Institutions") which provided a 364-day revolving credit facility in the maximum principal amount of $500,000,000, all as set forth in the Credit Agreement;

         WHEREAS, at the Corporation's request, the maximum principal amount of the said credit facility was reduced to $300,000,000 (the credit facility having the reduced maximum principal amount, the "Credit Facility");

         WHEREAS, the Credit Facility expires on August 28, 2000 as provided in the Credit Agreement;

         WHEREAS, in accordance with the Credit Agreement, the Corporation has requested, and Bank of America, as administrative agent, and the Financial Institutions have agreed, to extend the Credit Facility for an additional 364 day period.

                  NOW, THEREFORE, BE IT RESOLVED, that each of the Chief Executive Officer, Vice Chairman, Chief Financial Officer, Treasurer and Senior Vice President and General Counsel of the Corporation be, and hereby is, authorized and directed to negotiate, execute and deliver on behalf and in the name of the Corporation an amendment and restatement of the Credit Agreement (any agreement containing the terms and conditions of such amendment and restatement, the "Agreement") with Bank of America acting as administrative agent and the Financial Institutions for an additional 364 day period following its expiration on August 28, 2000 on the terms and conditions contained in the Credit Agreement and the Agreement described at the meeting, with such amendments, changes, additions or deletions thereto as such officers, or any of them, deem advisable and proper, the execution by each such officer of the Agreement and any amendment or supplement to the Credit Agreement and other documentation relating thereto to be conclusive evidence that such officer deems all of the terms and provisions thereof to be advisable and proper;

                  FURTHER RESOLVED, that the actions of the officers of the Corporation in connection with the execution and delivery to Bank of America and Banc of America Securities LLC ("BAS") of any agreement or agreements providing for (a) the payment of administrative, arrangement, up-front, structuring, syndicating and other fees in connection with the Credit Facility to Bank of America and BAS and of any other additional charge, cost and fee in connection with the Agreement, any amendment or supplement to the Credit Agreement and any other related document or agreement (including, without limitation, the negotiation and preparation of the documentation relating thereto); and
         (b) for indemnification of

         Bank of America, BAS and other persons and entities, which shall conclusively be deemed to include, without limitation, the terms and conditions contained in two letters dated June 16, 1999 executed by the Corporation and Bank of America and BAS, be, and hereby are authorized, ratified and approved and the said officers, be, and each of them hereby is authorized, to negotiate, execute and deliver any further agreement or amendment or supplement to any of the foregoing, in connection with the Agreement and any amendment or supplement to the Credit Agreement as they, or any of them, determine to be necessary or appropriate;

                  FURTHER RESOLVED, that each of the Chief Financial Officer and Treasurer be, and hereby is, authorized on behalf of the Corporation to borrow from time to time under the Credit Facility as extended, to agree to rates of interest and other terms of loans under the Credit Facility, to repay all amounts so borrowed, to issue instructions in connection with the foregoing and to execute in the name of the Corporation, and deliver written confirmations of any such instructions and to do and perform all acts which may be necessary or desirable in connection with borrowing from time to time and otherwise performing the Corporation's obligations under the Credit Facility;

                  FURTHER RESOLVED, that each of the Chief Executive Officer, Vice Chairman, Chief Financial Officer and Treasurer be, and hereby is, authorized on behalf of the Corporation to designate and authorize other officers and employees of the Corporation to perform any and all of the functions specified in the preceding resolution;

                  FURTHER RESOLVED, that each of the Chief Financial Officer and Treasurer and officers and employees designated and authorized to from time to time to act on behalf of the Corporation in accordance with the preceding resolution be, and hereby is, authorized to take such action from time to time on behalf of the Corporation as he or she may deem advisable and proper in order to carry out and perform the obligations of this Corporation with respect to the Credit Facility; and

                  FURTHER RESOLVED, that all authority conferred by these resolutions shall be deemed retroactive and any and all acts authorized hereunder performed prior to the adoption of this resolution are hereby ratified, affirmed, adopted and approved.